UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2019

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities.

ITEM 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2019 Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”) appointed Richard Oliver as Chief Financial Officer of the Company. Concurrently with the appointment, we entered into an Employment Agreement with Mr. Oliver, pursuant to which he will receive compensation of $150,000 per year (inclusive of benefits) for term of the agreement which begins May 24, 2019. Pursuant to the Agreement, Mr. Oliver will also be entitled to receive stock options to purchase our common shares as follows:

●	Options to purchase up to 25,000 common shares at a 25% discount to the average trading price in the 30 days prior to the date of the agreement, exercisable 18 months after the date of the agreement until termination of Mr. Oliver’s employment with the Company.

●	Options to purchase up to 25,000 common shares at a 25% discount to the average trading price in the 30 days prior to the first anniversary of the agreement, exercisable 18 months after the first anniversary of the agreement until termination of Mr. Oliver’s employment with the Company.

In addition, Mr. Oliver will be entitled to receive cash incentive bonuses for achieving performance milestones, including but not limited to $2,500 for meeting each quarterly financial reporting deadline, $5,000 for meeting each annual financial reporting deadline, and $10,000 each for ensuring timely financial and accounting integration of corporate acquisitions, timely receipt of material corporate receivables, and timely preparation of investor presentations.

On February 26, 2019, as described above, we issued the options to purchase 50,000 common shares to Mr. Oliver. The securities were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

Richard Oliver—Chief Financial Officer

Richard Oliver, MBA & Chartered Accountant, is a finance professional with expertise in a range of manufacturing, fabrication, inventory management and company management roles. He joins our Company as Chief Financial Officer from Munro Building Services (“Munro”), a UK based Mechanical & Electrical installation and maintenance services company, where he was Head of Finance since 2017. Mr. Oliver qualified as a Chartered Accountant with Deloitte, where he worked on a wide range of manufacturing audits in the UK, US & Canada from 1986 through 1991. From 1993 to 2017, he progressed from financial accountant to financial controller and then to head of finance through a series of UK manufacturing companies, including Evans Universal (incinerator fabrication, including flue gas treatment), Demaglass (glass manufacturing) and Muntons and G’s Fresh (food manufacturing), before joining Munro.

Within the finance function, Mr. Oliver has used his experience to transform reporting timeframes for management accounts, implementing just in time inventory management and control procedures, as well as treasury and cash management procedures, along with M&A support. He has implemented numerous IT and accounting systems, including full ERP systems. In addition to his financial expertise, he has been integrally involved in business planning and strategy, has developed full board reporting/KPI (jkey performance indicator) packages in support of this, and reviewed business processes, supply chains and logistics, reducing lead times, freeing up working capital and significantly reducing costs. During 2005 to 2009, Mr. Oliver also acted as COO for a service-oriented technology business.

Mr. Oliver graduated in Mathematics at King’s College London and is a Fellow of the Institute of Chartered Accountants in England and Wales. He holds an MBA from Henley Business School.

Except as disclosed herein, there have been no transactions between the Company and Richard Oliver since our last fiscal year which would be required to be reported herein. There are no family or similar relationships among Mr. Oliver and any of our officers, directors, or affiliates.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Employment Agreement with Richard Oliver dated February 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Executive Director

Date:	February 27, 2019

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